Strictly private & confidential

Exhibit (c)(iii)

Project Ranger

Discussion materials

April 4, 2001

Deutsche Banc Alex. Brown represents the Investment Banking activities of Deutsche Banc Alex. Brown Inc. (US) and Deutsche Bank Securities Ltd. (Canada). Deutsche Banc Alex. Brown Inc. and Deutsche Bank Securities Ltd. are subsidiaries of Deutsche Bank AG.

These materials were prepared by Deutsche Banc Alex. Brown based on publicly available information, without independent verification by Deutsche Banc Alex. Brown. These materials are subject to further due diligence and discussion and do not constitute a specific transaction recommendation or an opinion as to valuation or otherwise, and should not be relied upon as the basis for any investment decision. No representation or warranty (express or implied) is made by Deutsche Banc Alex. Brown as to the accuracy or completeness of the information herein. The materials are intended solely for review by the client and are not for publication or distribution to any other parties.

Contents

Section

1	Executive summary	1

2	Ranger financial overview	11

3	Review of Ranger market performance and shareholder base	30

4	Going private transaction analysis	41

5	Preliminary valuation analysis and observations	45

Appendix

I	Analysis of selected publicly traded companies	50

II	Analysis of selected precedent transactions	57

III	Analysis of premiums paid in going private transactions	59

IV	Going private issues and considerations	61

Executive summary	Section 1

Section 1

Executive summary

Executive summary	Section 1

Today’s agenda

•	Review strategic and financial alternatives for the Company given the family’s desire to retain control

•	Review of historical and projected financial performance

•	Review of trading characteristics of Ranger’s common stock

•	Review Ranger’s leverage and cash flow characteristics assuming various going private transaction scenarios

•	Assess implied valuation metrics for Ranger based on a number of commonly accepted valuation methods

•	Review key financial, legal and tactical issues related to a potential going private transaction

Executive summary	Section 1

Review of strategic / financial alternatives

The following alternatives are available to the Company, given the family’s desire to retain control of the Company.

Strategy	Implementation	Advantages/Disadvantages

Run business as is	Manage existing business	Low risk

Path of least resistance

Lackluster share price/earnings prospects

No identified use of cash flow

Acquisitions	Grow business through add-on acquisitions	Accretive transactions will grow earnings

Growth strategy could reinvigorate stock

Execution risk

Not a near-term solution

Management depth to run large scale business

Divestitures	Sale of business segments	Refocus on core business

No identified use of cash proceeds

Tax inefficient

Creates less interesting public stock story

Recapitalization/Special Dividend	Borrow and pay dividend to all shareholders	Simple; uses currently available cash and borrowing capacity

Tax inefficient to shareholders

Reduces already small public market valuation

Share Repurchase	Open market purchase or self-tender	Simple; uses currently available cash and borrowing capacity

Capital gains treatment to selling shareholders

Reduces already small float

Low volume makes open market purchases difficult

Going Private	Purchase existing public shareholders’ interests via negotiated merger agreement	Offers liquidity to all public shareholders at negotiated price

Capital gains treatment to selling shareholders

Eliminate public company expenses

Uses currently available cash and borrowing capacity

Increases financial risk to remaining shareholders

Executive summary	Section 1

Observations regarding financial performance

		Observations		Commentary

2000 vs. 2001E	•	11.3% decline in revenue	•	Domestic business: sale of NE Thing and other businesses; stable or increasing revenue in all divisions except Plumbmaster; increased operating margin in Chemicals offset by other divisions.

	•	Operating margin increases from 5.2% to 7.6%	•	International: Revenue decline due to Western European operations and currency fluctuations. Stable/increasing margins in all regions except Far East.

	•	Cash and marketable securities expected to be $88 million at 4/30/01	•	Expectations for fiscal quarter ended April 30, 2001?

			•	Free cash flow generation, sale of surplus land, and sale of NE Thing.

Management’s projections for 2002-2006	•	Revenue increases from $646 million in 2001 to $751 million in 2006 for a CAGR of 3%	•	Domestic business: moderate revenue growth, stable margins.

	•	Operating income increases from $49 million in 2001 to $51 million in 2006	•	International business: declining revenue through 2003 primarily due to the Western European Region. Declining operating margin due to maturation of Eastern European and Far Eastern operations.

Executive summary	Section 1

Summary financial projections

($ in millions)	Fiscal year ended April 30,

			Projected
	Actual	Est.
	2000	2001	2002	2003	2004	2005	2006

Income Statement Data:

Revenue	$728.2	$646.1	$650.7	$673.2	$701.6	$725.2	$751.4

Revenue growth		-11.3%	0.7%	3.5%	4.2%	3.4%	3.6%

EBITDA	68.9	63.0	55.7	57.7	60.6	63.1	65.8

EBITDA margin	9.5%	9.8%	8.6%	8.6%	8.6%	8.7%	8.8%

Operating income	55.1	49.1	41.7	43.6	46.4	48.4	50.7

Operating income margin	7.6%	7.6%	6.4%	6.5%	6.6%	6.7%	6.7%

Net income	26.7	35.6	29.5	31.6	34.4	36.8	39.4

Net income margin	3.7%	5.5%	4.5%	4.7%	4.9%	5.1%	5.2%

Balance Sheet Data:

Cash & Marketable Securities	$52.6	$87.9	$102.3	$122.7	$151.2	$182.1	$215.7

Total Debt (1)	139.3	128.1	120.3	116.8	116.8	116.8	116.8

Equity	212.8	224.2	249.5	277.0	307.2	339.8	375.0

(1)	Includes deferred compensation.

Executive summary	Section 1
Share price performance

($mm, except per share data)

Market statistics

Stock price (3/30/01)	$47.62

Fully-diluted shares outstanding (mm)(1)	5.307

Equity value	$252.7

Net debt(2)	45.2

Total enterprise value	$297.9

(1)	Fully diluted shares outstanding based on treasury stock method.

(2)	Net debt includes retirement and deferred compensation plans less cash.

52-week trading statistics

($000) Average daily volume	5,570

high (3/23/01)	$49.76

low (10/12/00)	33.00

(1)	10/17/97: Irvin L. Levy begins selling a portion of his holdings in Ranger.

(2)	04/22/98: Ranger completes sale of two subsidiaries.

(3)	05/26/98: Ranger agrees to purchase 1,213,738 shares from members of the Levy family for $60.89.

(4)	09/01/98: Ranger reports sales of $198.9 million for FY1999 Q1, up slightly from last year’s comparable period.

(5)	11/30/98: Ranger reports FY1999 Q2 results posting slight decline in revenue and net income.

(6)	03/03/99: Ranger reports FY1999 Q3 results, recording slight sales and earnings growth.

(7)	09/01/99: Ranger reports net sales of $200.2 million and net income of $6.3 million for FY2000 Q1.
(8)	10/29/99: Ranger announces sale of subsidiary, Resource Electronics Inc.
(9)	03/02/00: Ranger reports sales of $183.3 million for FY2000 Q3.
(10)	07/27/00: Ranger initiates stock buyback of 300,000 shares.
(11)	08/25/00: Ranger announces divestiture of N-E Thing Co.
(12)	12/08/00: Ranger reports operating income of $13 million and EPS of $1.92 for FY2001 Q2.
(13)	03/07/01: Ranger reports net sales of $159.0 million and operating income of $13.9 million for FY 2001 Q3.

Executive summary	Section 1

Summary going private transaction analysis

($ in millions)
Purchase price per share	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00

Market premium ($47.62 - 3/30/01)	-5.5%	5.0%	15.5%	26.0%	36.5%	47.0%

Premium to “normalized” share price ($39.53 - 12/01/00)(1)	13.8%	26.5%	39.1%	51.8%	64.4%	77.1%

Fully diluted shares outstanding (2)	5.3	5.3	5.7	5.7	5.7	5.7

Equity value	238.8	265.4	314.0	342.6	371.1	399.7

Net debt (as of April 30, 2001)(3)	40.2	40.2	19.1	19.1	19.1	19.1

Aggregate value	$279.0	$305.6	$333.1	$361.7	$390.2	$418.8

Multiple of Aggregate Value to:

LTM Revenue ($678.4 mm)	0.4x	0.5x	0.5x	0.5x	0.6x	0.6x

LTM EBITDA ($61.3 mm)	4.6x	5.0x	5.4x	5.9x	6.4x	6.8x

LTM EBIT ($48.6 mm)	5.7x	6.3x	6.9x	7.4x	8.0x	8.6x

LTM Net income ($26.6 mm)	9.0x	10.0x	11.8x	12.9x	14.0x	15.0x

Shares to be purchased (4)	2.2	2.2	2.2	2.2	2.2	2.2

Take-out equity value (5)	$104.6	$115.8	$127.0	$138.3	$149.5	$160.7

Excess cash and marketable securities used in take-out (6)	57.9	57.9	57.9	57.9	57.9	57.9

Incremental bank debt from going private transaction	46.7	57.9	69.1	80.4	91.6	102.8

(1)	Adjusted Ranger closing price. Applied median share price discount of selected companies from 12/01/00 to 03/30/01 to Ranger’s actual closing price on 12/01/00.

(2)	Represents shares and in-the-money options outstanding.

(3)	Represents $128.1mm debt (including $116.8mm deferred comp) less cash, marketable securities and option proceeds from in the money options.

(4)	Represents non-family owned shares (approximately 41.5%).

(5)	Represents cost to repurchase non-family owned shares (approximately 41.5%) including fees and expenses.

(6)	Based upon a minimum cash balance of $30 million.

Executive summary	Section 1

Summary going private transaction analysis (continued)

($ in millions)
Purchase price per share	Base	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00
Debt outstanding:(1)
Pro Forma 4/30/01	$11.3	$58.1	$69.4	$80.7	$91.9	$103.2	$114.5

4/30/02	3.5	40.2	52.0	63.8	75.6	87.4	99.3

4/30/03	—	20.4	32.8	45.1	57.5	69.9	82.3

4/30/04	—	—	9.0	21.9	34.9	48.0	61.0

4/30/05	—	—	—	—	9.9	23.6	37.2

4/30/06	—	—	—	—	—	—	10.7

Leverage Statistics — Debt / EBITDA:

FY, ‘01 Pro Forma	0.2x	0.9x	1.1x	1.3x	1.5x	1.6x	1.8x

FY, ‘02	0.1x	0.7x	0.9x	1.1x	1.4x	1.6x	1.8x

FY, ‘03	—	0.4x	0.6x	0.8x	1.0x	1.2x	1.4x

FY, ‘04	—	—	0.1x	0.4x	0.6x	0.8x	1.0x

FY, ‘05	—	—	—	—	0.2x	0.4x	0.6x

FY, ‘06	—	—	—	—	—	—	0.2x

Net income:

FY, ‘01	$35.6	$35.6	$35.6	$35.6	$35.6	$35.6	$35.6

FY, ‘02	29.5	24.3	23.7	23.1	22.5	21.9	21.3

FY, ‘03	31.6	26.4	25.8	25.2	24.5	23.9	23.3

FY, ‘04	34.4	29.3	28.6	28.0	27.3	26.7	26.0

FY, ‘05	36.8	31.6	31.0	30.4	29.7	29.1	28.4

FY, ‘06	39.4	34.1	33.5	33.0	32.4	31.7	31.0

(1)	Includes environmental note, excludes deferred compensation.

Executive summary	Section 1

Issues for consideration

Valuation	•	Magnitude of a share price premium over current share price given current ownership and board control by the Levy family

	•	Cost basis for major institutional investors

	•	Leverage considerations

	•	Comfort with expected future operational/financial performance

	•	Treatment/nature of retirement and deferred compensation plans

	•	Size and timing of cash outlays related to potential environmental liabilities

	•	Treatment/ nature of continued dividend payments to the Levy family

Transaction structure	•	Liquidity needs of family, if any

	•	Cost and structure of new debt capital

Transaction mechanics	•	Timing

	•	Negotiating strategy

	•	Special Committee views on a “fair and adequate deal”; fairness opinion

Executive summary	Section 1

Tentative going private transaction timetable

(1)	Completion time can vary significantly between a one-step merger, which would require SEC approval of the proxy statement, and a two-step transaction (tender offer followed by a merger), requiring Buyer to get at least 90% in the tender offer to file a short-form merger. Another variable is when Buyer’s proposal is publicly announced.

Ranger financial overview	Section 2

Section 2

Ranger financial overview

Ranger financial overview	Section 2

Summary financial projections

($ in millions)	Fiscal year ended April 30,

			Projected

	Actual	Est.
	2000	2001	2002	2003	2004	2005	2006

Income Statement Data:

Revenue	$728.2	$646.1	$650.7	$673.2	$701.6	$725.2	$751.4

Revenue growth		-11.3%	0.7%	3.5%	4.2%	3.4%	3.6%

EBITDA	68.9	63.0	55.7	57.7	60.6	63.1	65.8

EBITDA margin	9.5%	9.8%	8.6%	8.6%	8.6%	8.7%	8.8%

Operating income	55.1	49.1	41.7	43.6	46.4	48.4	50.7

Operating income margin	7.6%	7.6%	6.4%	6.5%	6.6%	6.7%	6.7%

Net income	26.7	35.6	29.5	31.6	34.4	36.8	39.4

Net income margin	3.7%	5.5%	4.5%	4.7%	4.9%	5.1%	5.2%

Balance Sheet Data:

Cash & Marketable Securities	$52.6	$87.9	$102.3	$122.7	$151.2	$182.1	$215.7

Total Debt (1)	139.3	128.1	120.3	116.8	116.8	116.8	116.8

Equity	212.8	224.2	249.5	277.0	307.2	339.8	375.0

(1)	Includes deferred compensation.

Ranger financial overview	Section 2
Current revenue mix

Source: Ranger management; excludes DBS.

(1)	Excludes corporate and international expenses.

Ranger financial overview	Section 2

Consolidated performance

Expected revenue decline in 2001 due to weakness within the domestic Plumbmaster business and Western Europe. Management expects declining operating margins in 2001 and 2002, due primarily to the International business and certain domestic businesses. Expect declining International revenue to be offset by moderate growth within the domestic business for future periods.

Consolidated revenue and operating income

Source: FY 1998-2000 per Ranger’s public filings; FY 2001-2006 estimates per Management projections.

Ranger financial overview	Section 2
Segment performance

Domestic Chemical revenue and operating income

Expected moderate revenue growth due to expanded field sales force and expansion of Chem-Aqua. Stable operating margins after 2000 within all divisions.

Plumbmaster revenue and operating income

Revenue growth driven by diversification, growth of the “Big Box” business, and expansion of LSP. Margin expansion in core Plumbmaster business as well as LSP.

Note: The sum of the business segments and international regions may not equal Ranger’s consolidated revenues.

Source: Ranger management.

Ranger financial overview	Section 2
Segment performance (continued)

Partsmaster revenue and operating income

Expected revenue growth driven by 5% growth within the core Field business. Stable margins for the Field, Reliance and Canadian businesses.

Landmark revenue and operating income

Expected revenue growth driven by expanded sports medicine business, continued growth of Podiatrist equipment sales and acquisitions.

Note: The sum of the business segments and international regions may not equal Ranger’s consolidated revenues.

Source: Ranger management.

Ranger financial overview	Section 2

Segment performance (continued)

RPG revenue and operating income

Expected revenue growth due to continued penetration of the Veterinarian marketplace and major retailers such as K-Mart, Wal-Mart and Petsmart.

Note: The sum of the business segments and international regions may not equal Ranger’s consolidated revenues.

Source: Ranger management.

Ranger financial overview	Section 2
International performance by region

Western Europe revenue and operating income

Expected continued revenue decline due to increased competition and continued economic difficulties in major countries such as France. Expected margin stability due to continued cost containment efforts.

Eastern Europe revenue and operating income

Expected moderate revenue growth as market opportunities are offset by competition for adequate salespeople. Expected margin decline due to maturation of the marketplace.

Note: The sum of the business segments and international regions may not equal Ranger’s consolidated revenues.

Source: Ranger management.

Ranger financial overview	Section 2

International performance by region (continued)

Latin America revenue and operating income

Expected revenue growth due to sales force expansion. Expected margin stability as management faces continued labor productivity issues.

Asia revenue and operating income

         Expected revenue growth capitalizes on market opportunities in Mexico. Expected margin decline due to maturation of the marketplace.

Note: The sum of the business segments and international regions may not equal Ranger’s consolidated revenues.

Source: Ranger management.

Ranger financial overview	Section 2

Insert blue sheet

Ranger financial overview	Section 2

Overview of management’s projections

Revenue	Increases from $646.1 million in 2001 to $751.4 million in 2006 representing compounded annual growth of 3.1%

EBITDA	Increases from $63.0 million in 2001 to $65.8 million in 2006

Operating Income	Increases from $49.1 million in 2001 to $50.7 million in 2006

Consolidated tax rate	37%

Working capital	$3 million annual increase

Acquisitions	$5 million of acquired revenue within Landmark in each of 2002 and 2003

Cash outlays for potential environmental issues	None

Cash outlays for deferred compensation	None

Foreign currency	No adjustments for future fluctuations

Dividends	$4.2 million annually

Ranger financial overview	Section 2

Issues for consideration

Operational	•	Ability to increase domestic chemicals revenues through an expanded sales force while maintaining profitability

	•	Exposure to Home Depot and other “Big Box” customers

	•	Increased competition within mature international markets

	•	Ability to maintain growth and profitability characteristics within selected emerging markets

Financial	•	Timing/size of cash outlays for environmental liabilities related to Higgins Farm or any other potential locations

	•	Timing/size of cash outlays related to deferred compensation

	•	Future fluctuations in foreign currency values

	•	Dividend policy

Other	•	Country/political risk

Ranger financial overview	Section 2

Summary projected income statement data

($mm, except per share data)
FYE April 30,	2001E	2002E	2003E	2004E	2005E	2006E

Net sales	$646.1	$650.7	$673.2	$701.6	$725.2	$751.4

Revenue growth	-11.3%	0.7%	3.5%	4.2%	3.4%	3.6%

Cost of sales	241.8	247.9	261.8	275.1	287.7	301.5

Gross profit	404.4	402.8	411.4	426.6	437.5	449.8

Gross margin	62.6%	61.9%	61.1%	60.8%	60.3%	59.9%

Marketing & administrative expenses	341.4	347.1	353.7	366.0	374.4	384.0

EBITDA	63.0	55.7	57.7	60.6	63.1	65.8

EBITDA margin	9.8%	8.6%	8.6%	8.6%	8.7%	8.8%

Depreciation & amortization	13.9	14.0	14.1	14.2	14.6	15.2

Operating income	49.1	41.7	43.6	46.4	48.4	50.7

Operating income margin	7.6%	6.4%	6.5%	6.6%	6.7%	6.7%

Income from continuing operations	35.6	29.5	31.6	34.4	36.8	39.4

Net margin	5.5%	4.5%	4.7%	4.9%	5.1%	5.2%

Earnings per share	$6.67	$5.56	$5.96	$6.49	$6.93	$7.43

Source: Ranger management.

Ranger financial overview	Section 2

Summary projected balance sheet data

($ in millions)
FYE April 30,	2001E	2002E	2003E	2004E	2005E	2006E

Cash & marketable securities	$87.9	$102.3	$122.7	$151.2	$182.1	$215.7

Accounts receivable, net	118.0	119.5	121.0	122.5	124.0	125.5

Inventories	85.0	86.5	88.0	89.5	91.0	92.5

Prepaid expenses	6.2	6.2	6.2	6.2	6.2	6.2

Deferred income taxes	13.7	13.7	13.7	13.7	13.7	13.7

Total current assets	310.8	328.1	351.6	383.1	417.0	453.5

Net property and equipment	62.9	63.1	63.6	62.3	61.0	59.7

Deferred income taxes	35.8	35.8	35.8	35.8	35.8	35.8

Other assets	17.0	17.0	17.0	17.0	17.0	17.0

Total assets	$426.6	$444.1	$468.1	$498.3	$530.9	$566.1

Accounts payable	$39.4	$39.4	$39.4	$39.4	$39.4	$39.4

Accrued expenses	26.7	26.7	26.7	26.7	26.7	26.7

Income taxes payable	6.3	6.3	6.3	6.3	6.3	6.3

Dividends payable	1.9	1.9	1.9	1.9	1.9	1.9

Total current liabilities	74.3	74.3	74.3	74.3	74.3	74.3

Total debt	11.3	3.5	—	—	—	—

Retirement and deferred compensation plans	116.8	116.8	116.8	116.8	116.8	116.8

Stockholders’ equity	224.2	249.5	277.0	307.2	339.8	375.0

Total liabilities and stockholders’ equity	$426.6	$444.1	$468.1	$498.3	$530.9	$566.1

Source: Ranger management.

Ranger financial overview	Section 2

Summary projected cash flow data

($ in millions)
FYE April 30,	2002E	2003E	2004E	2005E	2006E

Net income from continuing operations	$29.5	$31.6	$34.4	$36.8	$39.4

Depreciation and amortization	14.0	14.1	14.2	14.6	15.2

(Increase)/Decrease in net working capital	(3.0)	(3.0)	(3.0)	(3.0)	(3.0)

Cash from operations	40.5	42.7	45.6	48.4	51.6

Capital expenditures	(12.2)	(12.6)	(12.9)	(13.4)	(13.8)

Acquisitions, net of cash acquired	(2.0)	(2.0)	—	—	—

Cash from investing activities	(14.2)	(14.6)	(12.9)	(13.4)	(13.8)

Cash before financing activities	$26.4	$28.2	$32.7	$35.1	$37.8

Net cash used in financing activities	(12.1)	(7.7)	(4.2)	(4.2)	(4.2)

Net increase (decrease) in cash and cash equivalents	$14.3	$20.5	$28.5	$30.9	$33.6

Source: Ranger management.

Ranger financial overview	Section 2

Insert blue sheet

Ranger financial overview	Section 2

Summary historical income statement data

($mm, except per share data)
				LTM	9 months	9 months
FYE April 30,	1998A	1999A	2000A	1/31/01(1)	01/31/00(1)	01/31/01(1)

Net sales	$715.5	$723.2	$728.2	$678.4	$532.8	$504.0

Cost of sales	354.4	366.4	375.1	356.4	272.8	264.9

Gross profit	361.1	356.9	353.1	322.0	260.0	239.1

Gross margin	50.5%	49.3%	48.5%	47.5%	48.8%	47.4%

Marketing & administrative expenses(2)	295.9	292.8	284.2	260.7	212.2	194.1

EBITDA	65.3	64.0	68.9	61.3	47.8	44.9

EBITDA margin	9.1%	8.9%	9.5%	9.0%	9.0%	8.9%

Depreciation & amortization	14.7	13.8	13.9	12.7	9.9	8.9

Operating income	50.6	50.2	55.1	48.6	37.9	36.1

Operating income margin	7.1%	6.9%	7.6%	7.2%	7.1%	7.2%

Net income	35.7	24.4	26.7	26.6	18.9	18.8

Net margin	5.0%	3.4%	3.7%	3.9%	3.5%	3.7%

Earnings per share	$4.97	$4.25	$4.94	$4.97	$3.48	$3.52

Source: Public filings.

(1)	Excludes results of DBS and gains on sales of assets.

(2)	Excludes $16.1 million charge related to environmental remediation for 2000 and LTM.

Ranger financial overview	Section 2

Summary historical balance sheet data

($ in millions)
FYE April 30,	1998A	1999A	2000A	1/31/01A

Cash & marketable securities	$118.8	$23.0	$52.6	$84.3

Accounts receivable, net	140.8	139.1	133.8	116.5

Inventories	108.5	94.2	93.5	78.4

Prepaid expenses	9.4	9.5	6.2	8.9

Deferred income taxes	19.1	21.5	13.7	13.6

Total current assets	396.5	287.3	299.9	301.7

Net property and equipment	79.2	76.2	70.2	62.6

Deferred income taxes	30.8	31.5	36.8	35.8

Net assets of discontinued operations	—	19.6	—	3.2

Other assets	13.2	16.0	20.2	17.0

Total assets	$519.7	$430.6	$427.1	$420.3

Accounts payable	$49.1	$44.4	$40.2	$36.2

Accrued expenses	28.0	29.1	26.8	27.3

Income taxes payable	20.7	23.9	6.2	7.1

Dividends payable	2.5	1.9	1.9	1.9

Total current liabilities	100.3	99.3	75.0	72.5

Total debt	8.9	6.7	24.0	12.7

Retirement and deferred compensation plans	111.1	115.2	115.3	116.8

Stockholders’ equity	299.4	209.4	212.8	218.4

Total liabilities and stockholders’ equity	$519.7	$430.6	$427.1	$420.3

Source: Public filings

Ranger financial overview	Section 2

Summary historical cash flow data

($ in millions)
				9 months	9 months
FYE April 30,	1998A	1999A	2000A	01/31/00	01/31/01

Net Income from continuing operations(1)	$35.1	$25.5	$21.2	$20.9	$27.8

Depreciation and amortization	14.7	13.8	13.9	9.9	8.9

Other non-cash items	(2.6)	6.3	25.5	11.2	(2.2)

(Increase)/Decrease in net working capital	(18.5)	(12.7)	(19.3)	1.2	(4.9)

Cash provided from discontinued operations	(0.9)	2.0	(1.3)	(2.6)	5.8

Cash from operations	27.7	34.9	40.0	40.7	35.4

Capital expenditures	(13.9)	(12.7)	(8.8)	(6.5)	(6.5)

Acquisitions, net of cash acquired	(4.6)	(2.8)	(2.0)	(2.0)	—

Other investing activities	(1.3)	98.3	(4.2)	(6.0)	(16.3)

Cash from investing activities	(19.8)	82.8	(15.1)	(14.6)	(22.8)

Cash before financing activities	$8.0	$117.7	$24.9	$26.1	$12.6

Net cash used in financing activities	(8.1)	(112.8)	(7.4)	(4.9)	(12.6)

Effect of exchange rate changes on cash and cash equivalents	(4.0)	(2.3)	(5.1)	(2.9)	(4.5)

Net increase (decrease) in cash and cash equivalents	$(4.1)	$2.7	$12.3	$18.3	$(4.4)

Source: Public filings

(1)	9 months ended 1/31/01 includes gains on sales of assets.

Review of Ranger market performance and shareholder base	Section 3

Section 3

Review of Ranger market performance and shareholder base

Review of Ranger market performance and shareholder base	Section 3

Market valuation

($mm, except per share data)

Market performance

Current price (3/30/01)	$47.62

One month average	48.26

YTD average	45.98

52-week high (3/23/01)	49.76

low (10/12/00)	33.00

Equity value	$252.7

Net debt(1)	45.2

Total enterprise value (“TEV”)	$297.9

1-year trading price bands

Implied valuation metrics

	Statistic (2)	Implied multiple

TEV/LTM revenues	$678.4	0.4	x

TEV/LTM EBITDA	61.3	4.9

Equity value/LTM net income	26.6	9.6

TEV/2001E revenues	710.0	0.4	x

TEV/2001E EBITDA	64.2	4.6

Equity value/2001E net income	28.0	9.0

2-year trading price bands

(1)	Net debt includes retirement and deferred compensation plans less cash.

(2)	Source for 2001 estimates: Value Line.

Review of Ranger market performance and shareholder base	Section 3

Share price performance

($mm, except per share data)

Market statistics

Stock price (3/30/01)	$47.62

Fully-diluted shares outstanding (mm)(1)	5.307

Equity value	$252.7

Net debt(2)	45.2

Total enterprise value	$297.9

(1)	Fully diluted shares outstanding based on treasury stock method.

(2)	Net debt includes retirement and deferred compensation plans less cash.

52-week trading statistics

($000)
Average daily volume	5,570

high (3/23/01)	$49.76

low (10/12/00)	33.00

Historical share price performance

(1)	10/17/97: Irvin L. Levy begins selling a portion of his holdings in Ranger.

(2)	04/22/98: Ranger completes sale of two subsidiaries.

(3)	05/26/98: Ranger agrees to purchase 1,213,738 shares from members of the Levy family for $60.89.

(4)	09/01/98: Ranger reports sales of $198.9 million for FY1999 Q1, up slightly from last year’s comparable period.

(5)	11/30/98: Ranger reports FY1999 Q2 results posting slight decline in revenue and net income.

(6)	03/03/99: Ranger reports FY1999 Q3 results, recording slight sales and earnings growth.

(7)	09/01/99: Ranger reports net sales of $200.2 million and net income of $6.3 million for FY2000 Q1.

(8)	10/29/99: Ranger announces sale of subsidiary, Resource Electronics Inc.

(9)	03/02/00: Ranger reports sales of $183.3 million for FY2000 Q3.

(10)	07/27/00: Ranger initiates stock buyback of 300,000 shares.

(11)	08/25/00: Ranger announces divestiture of N-E Thing Co.

(12)	12/08/00: Ranger reports operating income of $13 million and EPS of $1.92 for FY2001 Q2.

(13)	03/07/01: Ranger reports net sales of $159.0 million and operating income of $13.9 million for FY 2001 Q3.

Review of Ranger market performance and shareholder base	Section 3

Relative Ranger stock performance last 3 years

(1)	Composite group index includes Applied Industrial Technologies Inc., Ecolab Inc., Lawson Products Inc., MSC Industrial Direct Inc., National Service Industries, Inc., W.W. Grainger Inc. and Wesco International Inc.

Review of Ranger market performance and shareholder base	Section 3

Relative Ranger stock performance – 1 year

(1)	Composite group index includes Applied Industrial Technologies Inc., Ecolab Inc., Lawson Products Inc., MSC Industrial Direct Inc., National Service Industries, Inc., W.W. Grainger Inc. and Wesco International Inc.

Review of Ranger market performance and shareholder base	Section 3

Relative Ranger stock performance – last 4 months

(1)	Composite group index includes Applied Industrial Technologies Inc., Ecolab Inc., Lawson Products Inc., National Service Industries, Inc., MSC Industrial Direct Inc., W.W. Grainger Inc. and Wesco International Inc.

Review of Ranger market performance and shareholder base	Section 3

Selected companies trading analysis

	Price on	Price on		% change since
	12/01/00	3/30/01		12/01/00

Applied Industrial Technologies Inc.	$17.88	$16.40		(8.3%)

Ecolab Inc.	43.25	42.42		(1.9)

Lawson Products Inc.	25.05	24.75		(1.2)

MSC Industrial Direct Inc.	16.06	16.01		(0.3)

National Service Industries, Inc.	20.88	23.45		12.3

W.W. Grainger Inc.	37.38	33.85		(9.4)

Wesco International Inc.	7.63	9.25		21.3
			High	21.3%

			Low	(9.4)

			Mean	1.8

			Median	(1.2)
Ranger	$40.00	$47.62		19.1%

Review of Ranger market performance and shareholder base	Section 3

Implied premium analysis

Purchase price per share	$45.00	$47.50	$50.00	$52.50	$55.00	$57.50

Premium to market ($47.62 - 03/30/01)	-5.5%	-0.3%	5.0%	10.2%	15.5%	20.7%

Premium to implied share price ($39.53 - 12/01/00) (1)	13.8%	20.2%	26.5%	32.8%	39.1%	45.5%

[Additional columns below]

[Continued from above table, first column(s) repeated]

Purchase price per share	$60.00	$62.50	$65.00	$67.50	$70.00

Premium to market ($47.62 - 03/30/01)	26.0%	31.2%	36.5%	41.7%	47.0%

Premium to implied share price ($39.53 - 12/01/00) (1)	51.8%	58.1%	64.4%	70.8%	77.1%

(1)	Adjusted Ranger closing price on 12/01/00. Applied median share price discount of selected companies from 12/01/00 to 03/30/01 to Ranger’s actual closing price on 12/01/00.

Review of Ranger market performance and shareholder base	Section 3

Shareholder ownership analysis

Significant insider holdings(1)

Irvin L. Levy	1,444,576	27.2%

Lester A. Levy	1,437,612	27.1

John I. Levy	75,014	1.4

Robert Milton Levy	60,000	1.1

Milton P. Levy, Jr.	44,000	0.8

Walter M. Levy	14,998	0.3

Lester A. Levy Jr.	14,722	0.3

Thomas B. Walker, Jr.	10,000	0.2

Robert L. Blumenthal	2,683	0.1

Rawles Fulgham	2,000	0.0

Total	3,105,605	58.5%

Top ten 13-F institutions

Dimensional Fund Advisors, inc.	337,600	6.4%

Kestrel Investment Mgmt Corp.	217,500	4.1

Franklin Resources Inc	200,000	3.8

Barclays Bank plc	98,863	1.9

Pennsylvania Public School Fund	65,100	1.2

Vanguard Group	62,194	1.2

Zurich Scudder Investments, Inc.	54,200	1.0

First Pacific Advisors, Inc.	52,600	1.0

LSV Asset Management	51,380	1.0

Legg Mason Inc.	50,858	1.0

Total	1,190,295	22.4%

Ownership summary

Holders	Total	% of total
Directors and officers(1)	3,105,605	58.5%

Institutions — Top 5(2)	919,063	17.3

Institutions — total	1,703,660	32.1

Retail	498,065	9.4

Total shares outstanding	5,307,330	100.0%

(1)	Source: Definitive Proxy statement, April 30, 2000, excludes stock options held by officers and directors, includes life estate interest and a family trust held by several members of the Levy family.

(2)	Includes Dimensional Fund Advisors, Inc., Kestrel Investment Mgmt Corp., Franklin Resources, Inc. Barclays Bank plc and Pennsylvania Public School Fund.

Source: CDA/Spectrum unless otherwise noted.

Reviews of Ranger market performance and shareholder base	Section 3

Historical institutional ownership

Owner Name	31-Dec-00	30-Jun-00	31-Dec-99	30-Jun-99	31-Dec-98

Dimensional Fund Advisors, Inc.	337.6	340.3	340.2	302.0	182.2

Kestrel Investment Management Corp.	217.5	210.1	219.0	205.2	200.7

Franklin Resources Inc	200.0	200.0	200.0	200.0	200.0

Barclays Bank Plc	98.9	105.7	82.9	55.4	97.0

Pennsylvania Public School Fund	65.1	65.4

Vanguard Group	62.2	56.1	36.5	29.6	29.0

Zurich Scudder Investments, Inc.	54.2	54.2	53.8	56.5	55.4

First Pacific Advisors, Inc.	52.6	52.6	52.6	52.6	52.6

LSV Asset Management	51.4	49.0	57.4	53.2	51.3

Legg Mason Inc	50.9	52.8

Royce & Associates, Inc.	47.0	42.0	29.8	22.8	18.8

AXA Financial, Inc.	44.5	41.6	9.3	43.7	8.4

New York State Common Retirement Fund	40.9	40.9	35.1	35.1	35.1

State Street Corporation	39.0	39.9	26.3	20.5	19.8

Mellon Bank NA	34.6	38.2	56.3	70.9	68.8

Bank Of America Corporation	34.2	35.7	35.7	35.0	35.2

College Retire Equities	25.8	30.8	30.2	30.4	31.1

General Motors Investment Management	25.6	25.6	19.2

Northern Trust Company	24.6	22.7	26.0	27.8	24.0

Total Institutional Shares Held	1,703.7	1,729.7	1,781.9	1,879.5	2,065.0

Minimum Share Price During Period	$33.00	$35.19	$44.25	$46.06	$52.44

Mean Share Price During Period	37.68	42.03	46.88	53.78	62.29

Maximum Share Price During Period	42.88	46.63	51.19	65.38	72.38

[Additional columns below]

[Continued from above table, first column(s) repeated]

Owner Name	30-Jun-98	31-Dec-97	30-Jun-97	31-Dec-96

Dimensional Fund Advisors, Inc.	176.5	169.4	129.9	116.1

Kestrel Investment Management Corp.	146.5	84.5	53.8	38.5

Franklin Resources Inc	200.0	200.0	200.0	200.0

Barclays Bank Plc	109.0	110.2	125.3	133.8

Pennsylvania Public School Fund

Vanguard Group	28.1	22.9	21.5

Zurich Scudder Investments, Inc.	54.8	25.5	13.3

First Pacific Advisors, Inc.	72.4	72.4	72.4	72.4

LSV Asset Management	43.7	34.6

Legg Mason Inc

Royce & Associates, Inc.	30.0

AXA Financial, Inc.	9.7	12.7	14.6	15.7

New York State Common Retirement Fund	42.2	42.2	42.2	51.2

State Street Corporation	23.4	25.6	19.3	27.1

Mellon Bank NA	77.4	68.1	70.2	30.4

Bank Of America Corporation	32.2	31.9	32.1	31.9

College Retire Equities	27.1	30.1	30.1	30.1

General Motors Investment Management

Northern Trust Company	17.2	12.1	10.5	9.4

Total Institutional Shares Held	2,094.5	2,369.7	2,231.7	2,150.9

Minimum Share Price During Period	$60.06	$61.38	$57.00	$53.75

Mean Share Price During Period	64.03	67.18	60.91	56.33

Maximum Share Price During Period	72.25	72.63	65.50	62.50

Reviews of Ranger market performance and shareholder base	Section 3

Shareholder profile and liquidity analysis

Shareholder profile

13F institutional holdings

Shareholders	Shares	%
Dimensional Fund Advisors, Inc.	337,600	6.4%

Kestrel Investment Mgmt Corp.	217,500	4.1

Franklin Resources Inc.	200,000	3.8

Barclays Bank plc	98,863	1.9

Pennsylvania Public School Fund	65,100	1.2

Vanguard Group	62,194	1.2

Zurich Scudder Investments, Inc.	54,200	1.0

First Pacific Advisors, Inc.	52,600	1.0

LSV Asset Management	51,380	1.0

Legg Mason Inc.	50,858	1.0

Top ten 13F institutional holdings	1,190,295

Liquidity analysis

Divestiture based on 25 percent of
average daily trading volume

30-day	60-day	90-day	180-day
243.9	246.3	241.6	269.3

157.1	158.7	155.7	173.5

144.5	145.9	143.1	159.5

71.4	72.1	70.8	78.9

47.0	47.5	46.6	51.9

44.9	45.4	44.5	49.6

39.2	39.6	38.8	43.2

38.0	38.4	37.6	42.0

37.1	37.5	36.8	41.0

36.7	37.1	36.4	40.6

Public float analysis

	Shares	%
Basic shares outstanding	5,307,330	100%

Float(3)	1,864,125	35

Adjusted float(4)	1,282,662	24

Average daily

Period	Volume	Turnover(1)	Adj. turnover(2)
30-day	5,537	0.30%	0.43%

60-day	5,482	0.29	0.43

90-day	5,589	0.30	0.44

180-day	5,014	0.27	0.39

(1)	Average Daily Turnover = Avg. Daily Trading Volume/Float.

(2)	Adjusted Daily Turnover = Avg. Daily Trading Volume/Adjusted Float.

(3)	Float represents shares outstanding, less insider holdings and other 5 percent holders.

(4)	Adjusted Float represents Float less five largest institutional investors.

Source: CDA/Spectrum and Factset.

Going private transaction analysis	Section 4

Section 4

Going private transaction analysis

Going private transaction analysis	Section 4

Overview of going private scenarios

Summary assumptions

•	Transaction closing date of 4/30/01 strictly for purposes of financial modeling

•	Purchase the approximate 2.2 million shares not currently held by members of the Levy family

•	Utilize approximately $58 million of existing cash and marketable securities as part of the transaction financing (assumes a minimum cash balance of $30 million for working capital and general corporate purposes)

•	Debt capital structure consistent with current general market conditions

•	Maintain current dividend policy

•	No net cash payments for contingent liability and deferred compensation over the horizon period

Going private transaction analysis	Section 4

Going private sensitivity analysis

($ in millions)
Purchase price per share	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00

Market premium ($47.62 - 3/30/01)	-5.5%	5.0%	15.5%	26.0%	36.5%	47.0%

Premium to “normalized” share price ($39.53 - 12/01/00) (1)	13.8%	26.5%	39.1%	51.8%	64.4%	77.1%

Fully diluted shares outstanding (2)	5.3	5.3	5.7	5.7	5.7	5.7

Equity value	238.8	265.4	314.0	342.6	371.1	399.7

Net debt (as of April 30, 2001) (3)	40.2	40.2	19.1	19.1	19.1	19.1

Aggregate value	$279.0	$305.6	$333.1	$361.7	$390.2	$418.8

Multiple of Aggregate Value to:

LTM Revenue ($678.4 mm)	0.4x	0.5x	0.5x	0.5x	0.6x	0.6x

LTM EBITDA ($61.3 mm)	4.6x	5.0x	5.4x	5.9x	6.4x	6.8x

LTM EBIT ($48.6 mm)	5.7x	6.3x	6.9x	7.4x	8.0x	8.6x

LTM Net income ($26.6 mm)	9.0x	10.0x	11.8x	12.9x	14.0x	15.0x

Shares to be purchased (4)	2.2	2.2	2.2	2.2	2.2	2.2

Take-out equity value (5)	$104.6	$115.8	$127.0	$138.3	$149.5	$160.7

Excess cash and marketable securities used in take-out (6)	57.9	57.9	57.9	57.9	57.9	57.9

Incremental bank debt from going private transaction	46.7	57.9	69.1	80.4	91.6	102.8

(1)	Adjusted Ranger closing price. Applied median share price discount of selected companies from 12/01/00 to 03/30/01 to Ranger’s actual closing price on 12/01/00.

(2)	Represents shares and in-the-money options outstanding.

(3)	Represents $128.1mm debt (including $116.8mm deferred comp) less cash, marketable securities and option proceeds from in the money options.

(4)	Represents non-family owned shares (approximately 41.5%).

(5)	Represents cost to repurchase non-family owned shares (approximately 41.5%) including fees and expenses.

(6)	Based upon a minimum cash balance of $30 million.

Going private transaction analysis	Section 4

Going private sensitivity analysis (continued)

($ in millions)
Purchase price per share	Base	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00

Debt outstanding: (1)

Pro Forma 4/30/01	$11.3	$58.1	$69.4	$80.7	$91.9	$103.2	$114.5

4/30/02	3.5	40.2	52.0	63.8	75.6	87.4	99.3

4/30/03	—	20.4	32.8	45.1	57.5	69.9	82.3

4/30/04	—	—	9.0	21.9	34.9	48.0	61.0

4/30/05	—	—	—	—	9.9	23.6	37.2

4/30/06	—	—	—	—	—	—	10.7

Leverage Statistics — Debt / EBITDA:

FY ’01 Pro Forma	0.2x	0.9x	1.1x	1.3x	1.5x	1.6x	1.8x

FY ’02	0.1x	0.7x	0.9x	1.1x	1.4x	1.6x	1.8x

FY ’03	—	0.4x	0.6x	0.8x	1.0x	1.2x	1.4x

FY ’04	—	—	0.1x	0.4x	0.6x	0.8x	1.0x

FY ’05	—	—	—	—	0.2x	0.4x	0.6x

FY ’06	—	—	—	—	—	—	0.2x

Net income:

FY ’01	$35.6	$35.6	$35.6	$35.6	$35.6	$35.6	$35.6

FY ’02	29.5	24.3	23.7	23.1	22.5	21.9	21.3

FY ’03	31.6	26.4	25.8	25.2	24.5	23.9	23.3

FY ’04	34.4	29.3	28.6	28.0	27.3	26.7	26.0

FY ’05	36.8	31.6	31.0	30.4	29.7	29.1	28.4

FY ’06	39.4	34.1	33.5	33.0	32.4	31.7	31.0

(1)	Includes environmental note, excludes deferred compensation.

Preliminary valuation analysis and observations	Section 5

Section 5

Preliminary valuation analysis and observations

Preliminary valuation analysis and observations	Section 5

Comparative statistics

LTM Revenues

1 W.W. Grainger Inc.	$4,977.0

2 Wesco International Inc.	3,762.7

3 National Service Industries, Inc.	2,589.9

4 Ecolab Inc.	2,213.4

5 Applied Industrial Technologies Inc.	1,630.4

6 MSC Industrial Direct Inc.	821.2

7 Ranger	678.4

8 Lawson Products Inc.	349.0

3 Year Revenue CAGR

1 MSC Industrial Direct Inc.	16.6%

2 Wesco International Inc.	14.8

3 Ecolab Inc.	12.6

4 National Service Industries, Inc.	12.4

5 Lawson Products Inc.	7.5

6 W.W. Grainger Inc.	5.9

7 Applied Industrial Technologies Inc.	2.7

8 Ranger	(0.6)

LTM EBITDA

1 Ecolab Inc.	$460.7

2 W.W. Grainger Inc.	452.3

3 National Service Industries, Inc.	284.6

4 Wesco International Inc.	161.5

5 MSC Industrial Direct Inc.	113.5

6 Applied Industrial Technologies Inc.	85.4

7 Ranger	61.3

8 Lawson Products Inc.	48.5

3 Year EBITDA CAGR

1 Wesco International Inc.	26.1%

2 National Service Industries, Inc.	16.4

3 Ecolab Inc.	15.3

4 MSC Industrial Direct Inc.	13.4

5 Lawson Products Inc.	11.4

6 Applied Industrial Technologies Inc.	0.7

7 Ranger	(0.8)

8 W.W. Grainger Inc.	(3.6)

LTM Operating Income

1 W.W. Grainger Inc.	$345.5

2 Ecolab Inc.	317.1

3 Wesco International Inc.	138.1

4 National Service Industries, Inc.	199.6

5 MSC Industrial Direct Inc.	98.6

6 Applied Industrial Technologies Inc.	62.5

7 Ranger	48.6

8 Lawson Products Inc.	41.8

3 Year Operating Income CAGR

1 Wesco International Inc.	25.0%

2 Ecolab Inc.	15.2

3 National Service Industries, Inc.	11.7

4 Lawson Products Inc.	11.6

5 MSC Industrial Direct Inc.	10.7

6 Ranger	(0.1)

7 Applied Industrial Technologies Inc.	(0.7)

8 W.W. Grainger Inc.	(8.0)

Preliminary valuation analysis and observations	Section 5

Comparative statistics (continued)

LTM EBITDA Margin

1 Ecolab Inc.	20.8%

2 Lawson Products Inc.	13.9

3 MSC Industrial Direct Inc.	13.8

4 National Service Industries, Inc.	11.0

5 W.W. Grainger Inc.	9.1

6 Ranger	9.0

7 Applied Industrial Technologies Inc.	5.2

8 Wesco International Inc.	4.3

LTM Operating Margin

1 Ecolab Inc.	14.3%

2 MSC Industrial Direct Inc.	12.0

3 Lawson Products Inc.	12.0

4 National Service Industries, Inc.	7.7

5 Ranger	7.2

6 W.W. Grainger Inc.	6.9

7 Applied Industrial Technologies Inc.	3.8

8 Wesco International Inc.	3.7

LTM Net Income Margin

1 Ecolab Inc.	8.8%

2 Lawson Products Inc.	8.7

3 MSC Industrial Direct Inc.	6.8

4 W.W. Grainger Inc.	4.0

5 Ranger	3.9

6 National Service Industries, Inc.	3.6

7 Applied Industrial Technologies Inc.	2.1

8 Wesco International Inc.	1.2

3 Year Net Income CAGR

1 Lawson Products Inc.	19.9%

2 Ecolab Inc.	14.6

3 MSC Industrial Direct Inc.	5.7

4 Applied Industrial Technologies Inc.	1.5

5 Wesco International Inc.	(1.5)

6 National Service Industries, Inc.	(3.6)

7 W.W. Grainger Inc.	(8.6)

8 Ranger	(13.5)

Expected Net Income Growth Rate

1 MSC Industrial Direct Inc.	26.7%

2 Wesco International Inc.	19.0

3 Ecolab Inc.	14.2

4 W.W. Grainger Inc.	11.3

5 Applied Industrial Technologies Inc.	10.0

6 Ranger	5.3

7 National Service Industries, Inc.	5.0

8 Lawson Products Inc.	NA

Preliminary valuation analysis and observations	Section 5

Going private premium analysis

	Initial offer's premium on acquisition of minority interest over price prior to announcement (1)

	1 day	1 week	1 month

High	96.5%	96.5%	95.4%

Low	(16.3)	(6.4)	(3.9)

Mean	25.5	30.5	26.3

Median	17.1	27.0	21.0

	Final offer's premium on acquisition of minority interest over price prior to announcement (1)

	1 day	1 week	1 month

High	135.1%	135.1%	133.8%

Low	4.7	11.5	11.2

Mean	48.4	54.4	49.2

Median	41.8	51.8	50.3

Final offer's premium on acquisition of minority interest over initial offer (1)

High	40.8%

Low	0.0

Mean	18.9

Median	18.8

(1)	Acquisitions of 20 percent to 50 percent of remaining interests.

Note: See analysis of premiums paid in going private transactions in Appendix III for further detail.
Source: Securities Data Corporation.

Preliminary valuation analysis and observations	Section 5

Discounted cash flow analysis – base case

($ in millions, except price per share)
	Projected FYE 4/30

	2002	2003	2004	2005	2006

Operating Income	$41.7	$43.6	$46.4	$48.4	$50.7

Taxes	15.4	16.1	17.2	17.9	18.7

Operating Income after Tax	26.3	27.5	29.3	30.5	31.9

Depreciation and Amortization	14.0	14.1	14.2	14.6	15.2

Capital Expenditures	(12.2)	(12.6)	(12.9)	(13.4)	(13.8)

(Increase)/ decrease in Net Working Capital	(3.0)	(3.0)	(3.0)	(3.0)	(3.0)

Acquisitions	(2.0)	(2.0)	—	—	—

Payment of contingent liability	—	—	—	—	—

Free Cash Flows	$23.1	$24.0	$27.5	$28.8	$30.2

		PV of TV as a multiple of EBITDA			Net Debt

Discount Rate	PV of FCF	6.0x	7.0x	8.0x	@ 4/30/01 (1)

11%	$97.3	$234.4	$273.5	$312.6	$19.1

13%	92.4	214.4	250.1	285.9	19.1

15%	87.8	196.4	229.1	261.9	19.1

	Equity Value				Equity Value Per Share
				Shares
Discount Rate	6.0x	7.0x	8.0x	Outstanding (2)	6.0x	7.0x	8.0x

11%	$312.7	$351.8	$390.8	5.7	$54.77	$61.61	$68.45

13%	287.7	323.5	359.2	5.7	$50.39	$56.65	$62.91

15%	265.2	297.9	330.6	5.7	$46.44	$52.18	$57.91

(1)	Represents estimated debt of $128.1 million including $116.8 million of deferred compensation, less estimated cash and marketable securities of $87.9 million and $21.1 of option proceeds at April 30, 2001.

(2)	Represents shares and in the money options outstanding.

Analysis of selected publicly traded companies	Appendix I

Appendix I

Analysis of selected publicly traded companies

Analysis of selected publicly traded companies	Appendix I

Summary market statistics

	Enterprise Value				Equity Value
	as a Multiple of:				as a Multiple of:

						CY 2000	CY 2001
	LTM	LTM	LTM	LTM	LTM	EPS	EPS	Book
	Revenues	EBITDA	EBIT	NI	EPS	Est.	Est.	Value

Small Cap Summary:

Min	0.2x	4.4x	5.1x	8.0x	8.1x	8.1x	8.1x	1.1x

Mean	0.4	5.1	6.5	9.4	9.7	9.8	9.9	1.8

Median	0.4	5.2	6.5	9.5	10.1	9.8	10.8	1.5

Max	0.6	5.6	8.0	10.4	10.4	11.3	10.9	3.2

Large Cap Summary:

Min	0.7x	7.6x	10.0x	15.9x	16.0x	16.0x	17.2x	2.1x

Mean	1.6	10.4	13.6	21.6	21.7	21.6	20.4	4.1

Median	1.5	10.6	12.2	20.1	19.9	20.6	18.8	2.6

Max	2.7	12.9	18.8	28.9	29.1	28.3	25.3	7.5

Summary:

Min	0.2x	4.4x	5.1x	8.0x	8.1x	8.1x	8.1x	1.1x

Mean	0.9	7.3	9.6	14.6	14.8	14.8	15.2	2.8

Median	0.6	5.6	8.0	10.4	10.4	11.3	14.1	2.1

Max	2.7	12.9	18.8	28.9	29.1	28.3	25.3	7.5

[Additional columns below]

[Continued from above table, first column(s) repeated]

			LTM Margins
	Projected
	3-5 Year	2000 PE /
	Earnings	Growth			Net
	CAGR	Rate	EBITDA	EBIT	Income

Small Cap Summary:

Min	5.0%	50.2%	4.3%	3.7%	1.2%

Mean	11.3	121.8	8.6	6.8	3.9

Median	10.0	113.1	8.1	5.8	2.8

Max	19.0	202.0	13.9	12.0	8.7

Large Cap Summary:

Min	11.3%	77.3%	9.1%	6.9%	4.0%

Mean	17.4	139.3	14.6	11.1	6.5

Median	14.2	141.5	13.8	12.0	6.8

Max	26.7	199.2	20.8	14.3	8.8

Summary:

Min	5.0%	50.2%	4.3%	3.7%	1.2%

Mean	14.4	130.5	11.2	8.6	5.0

Median	12.8	127.3	11.0	7.7	4.0

Max	26.7	202.0	20.8	14.3	8.8

Analysis of selected publicly traded companies	Appendix I

Summary statistics: Small-cap

(in millions, except per share data)
		Share
Company Name /	FYE /	Price	Shares	Equity	Total	Cash &	Enterprise	LTM
Ticker	LTM	3/30/01	Out	Value	Debt	Equiv.	Value (a)	Revenues

Small Cap:

Applied Industrial Technologies Inc.	6/30/00	$16.40	20.0	$327.4	$118.9	$14.4	$431.9	$1,630.4

AIT	12/31/00

Lawson Products Inc.	12/31/00	24.75	9.7	240.7	11.0	37.9	213.8	349.0

LAWS	12/31/00

National Service Industries, Inc.	8/31/00	23.45	41.1	962.7	628.8	3.1	1,588.3	2,589.9

NSI	11/30/00

Wesco International Inc.	12/31/99	9.25	43.8	405.5	459.8	18.1	847.2	3,762.7

WCC	9/30/00

Ranger	4/30/00	47.62	5.3	252.7	129.5	84.3	297.9	678.4

	1/31/01

[Additional columns below]

[Continued from above table, first column(s) repeated]

(in millions, except per share data)
				CY 1999	CY 2000	CY 2001
Company Name /	LTM	LTM	LTM	EPS	EPS	EPS	Book
Ticker	EBITDA	EBIT	EPS	Est. (b)	Est. (b)	Est. (b)	Value

Small Cap:

Applied Industrial Technologies Inc.	$85.4	$62.5	$1.66	$1.22	$1.45	$1.52	$303.9

AIT

Lawson Products Inc.	48.5	41.8	3.06	2.37	3.06	NA	159.9

LAWS

National Service Industries, Inc.	284.6	199.6	2.27	2.72	2.32	2.15	673.3

NSI

Wesco International Inc.	161.5	138.1	0.90	0.74	0.97	1.14	128.5

WCC

Ranger	61.3	48.6	4.97	NA	5.18	5.43	218.4

Note: LTM calculations are based on financial results reported in the most recent SEC filings. All revenues, operating expenses and EPS figures have been restated to exclude extraordinary credits/charges and discontinued operations.

(a)	Defined as equity value plus total debt less cash and equivalents.

(b)	Source: First Call. Value Line used for Ranger.

Analysis of selected publicly traded companies	Appendix I

Market statistics: Small-cap

	Enterprise Value (a)			Equity Value
	as a Multiple of:			as a Multiple of:

					CY 2000	CY 2001
Company Name/	LTM	LTM	LTM	LTM	EPS	EPS	Book
Ticker	Revenues	EBITDA	EBIT	EPS	Est. (b)	Est. (b)	Value

Small Cap:

Applied Industrial Technologies Inc.	0.3x	5.1x	6.9x	9.9x	11.3x	10.8x	1.1x

AIT

Lawson Products Inc.	0.6x	4.4x	5.1x	8.1x	8.1x	NM	1.5x

LAWS

National Service Industries, Inc.	0.6x	5.6x	8.0x	10.4x	10.1x	10.9x	1.4x

NSI

Wesco International Inc.	0.2x	5.2x	6.1x	10.3x	9.5x	8.1x	3.2x

WCC

Small Cap Summary:

Min	0.2x	4.4x	5.1x	8.1x	8.1x	8.1x	1.1x

Mean	0.4	5.1	6.5	9.7	9.8	9.9	1.8

Median	0.4	5.2	6.5	10.1	9.8	10.8	1.5

Max	0.6	5.6	8.0	10.4	11.3	10.9	3.2

Ranger	0.4x	4.9x	6.1x	9.6x	9.2x	8.8x	1.2x

[Additional columns below]

[Continued from above table, first column(s) repeated]

			LTM Margins
	Projected
	3-5 Year	2000 PE /
Company Name/	Earnings	Growth			Net
Ticker	CAGR	Rate	EBITDA	EBIT	Income

Small Cap:

Applied Industrial Technologies Inc.	10.0%	113.1%	5.2%	3.8%	2.1%

AIT

Lawson Products Inc.	NA	NM	13.9%	12.0%	8.7%

LAWS

National Service Industries, Inc.	5.0%	202.0%	11.0%	7.7%	3.6%

NSI

Wesco International Inc.	19.0%	50.2%	4.3%	3.7%	1.2%

WCC

Small Cap Summary:

Min	5.0%	50.2%	4.3%	3.7%	1.2%

Mean	11.3	121.8	8.6	6.8	3.9

Median	10.0	113.1	8.1	5.8	2.8

Max	19.0	202.0	13.9	12.0	8.7

Ranger	5.3%	173.6%	9.0%	7.2%	3.9%

Note: LTM calculations are based on financial results reported in the most recent SEC filings. All revenues, operating expenses and EPS figures have been restated to exclude extraordinary credits/charges and discontinued operations.

(a)	Defined as equity value plus total debt less cash and equivalents.

(b)	Source: First Call. Value Line used for Ranger. (in millions, except per share data)

Analysis of selected publicly traded companies	Appendix I

Summary statistics: Large-cap

		Share
Company Name /	FYE /	Price	Shares	Equity	Total	Cash &	Enterprise	LTM
Ticker	LTM	3/30/01	Out	Value	Debt	Equiv.	Value (a)	Revenues

Large Cap:

Ecolab Inc.	12/31/99	$42.42	131.9	$5,595.6	$396.0	$45.1	$5,946.5	$2,213.4

ECL	9/30/00

MSC Industrial Direct Inc.	8/26/00	16.01	70.1	1,123.1	79.7	4.8	1,198.0	821.2

MSM	11/25/00

W.W. Grainger Inc.	12/31/00	33.85	93.9	3,179.3	321.6	63.4	3,437.5	4,977.0

GWW	12/31/00

Ranger	4/30/00	47.62	5.3	252.7	129.5	84.3	297.9	678.4

	1/31/01

[Additional columns below]

[Continued from above table, first column(s) repeated]

				CY 1999	CY 2000	CY 2001
Company Name /	LTM	LTM	LTM	EPS	EPS	EPS	Book
Ticker	EBITDA	EBIT	EPS	Est. (b)	Est. (b)	Est. (b)	Value

Large Cap:

Ecolab Inc.	$460.7	$317.1	$1.46	$1.31	$1.50	$1.68	$745.2

ECL

MSC Industrial Direct Inc.	113.5	98.6	0.80	0.72	0.78	0.85	436.2

MSM

W.W. Grainger Inc.	452.3	345.5	2.12	1.92	2.12	1.97	1,537.4

GWW

Ranger	61.3	48.6	4.97	NA	5.18	5.43	218.4

Note: LTM calculations are based on financial results reported in the most recent SEC filings. All revenues, operating expenses and EPS figures have been restated to exclude extraordinary credits/charges and discontinued operations.

(a)	Defined as equity value plus total debt less cash and equivalents.

(b)	Source: First Call. Value Line used for Ranger.

Analysis of selected publicly traded companies	Appendix I

Market statistics: Large-cap

	Enterprise Value (a)			Equity Value
	as a Multiple of:			as a Multiple of:

					CY 2000	CY 2001
Company Name/	LTM	LTM	LTM	LTM	EPS	EPS	Book
Ticker	Revenues	EBITDA	EBIT	EPS	Est. (b)	Est. (b)	Value

Large Cap:

Ecolab Inc.	2.7x	12.9x	18.8x	29.1x	28.3x	25.3x	7.5x

ECL

MSC Industrial Direct Inc.	1.5x	10.6x	12.2x	19.9x	20.6x	18.8x	2.6x

MSM

W.W. Grainger Inc.	0.7x	7.6x	10.0x	16.0x	16.0x	17.2x	2.1x

GWW

Large Cap Summary:

Min	0.7x	7.6 x	10.0x	16.0x	16.0x	17.2x	2.1x

Mean	1.6	10.4	13.6	21.7	21.6	20.4	4.1

Median	1.5	10.6	12.2	19.9	20.6	18.8	2.6

Max	2.7	12.9	18.8	29.1	28.3	25.3	7.5

Ranger	0.4x	4.9 x	6.1 x	9.6x	9.2x	8.8x	1.2x

[Additional columns below]

[Continued from above table, first column(s) repeated]

			LTM Margins
	Projected
	3-5 Year	2000 PE /
Company Name/	Earnings	Growth			Net
Ticker	CAGR	Rate	EBITDA	EBIT	Income

Large Cap:

Ecolab Inc.	14.2%	199.2%	20.8%	14.3%	8.8%

ECL

MSC Industrial Direct Inc.	26.7%	77.3%	13.8%	12.0%	6.8%

MSM

W.W. Grainger Inc.	11.3%	141.5%	9.1%	6.9%	4.0%

GWW

Large Cap Summary:

Min	11.3%	77.3%	9.1%	6.9%	4.0%

Mean	17.4	139.3	14.6	11.1	6.5

Median	14.2	141.5	13.8	12.0	6.8

Max	26.7	199.2	20.8	14.3	8.8

Ranger	5.3%	173.6%	9.0%	7.2%	3.9%

Note: LTM calculations are based on financial results reported in the most recent SEC filings. All revenues, operating expenses and EPS figures have been restated to exclude extraordinary credits/charges and discontinued operations.

(a)	Defined as equity value plus total debt less cash and equivalents.

(b)	Source: First Call. Value Line used for Ranger.

Analysis of selected publicly traded companies	Appendix I

Relative liquidity analysis

				Avg. daily trading volume
	Basic shares
Company	outstanding	Float(1)%		30 day	60 day	90 day	180 day

Applied Industrial Technologies Inc.(3)	19,805,130	12,933,041	65.3%	57,413	44,095	40,681	32,608

Ecolab Inc.(4)	127,288,500	120,286,016	94.5	317,863	352,487	391,042	324,027

Lawson Products Inc.(5)	9,706,404	4,846,722	49.9	13,990	9,815	8,843	7,577

MSC Industrial Direct Inc.(6)	69,126,962	52,423,068	75.8	86,350	85,620	82,619	99,176

W.W. Grainger Inc.(7)	93,922,529	66,866,846	71.2	415,710	369,435	381,661	413,064

Wesco International Inc.(8)	40,026,188	5,741,311	14.3	35,047	36,690	31,337	29,937

National Service Industries Inc.(9)	41,052,654	36,019,929	87.7	150,253	153,058	162,161	158,498

Ranger(10)	5,307,330	1,864,125	35.1%	5,537	5,482	5,589	5,014

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Avg. daily turnover(2)

Company	30 day	60 day	90 day	180 day

Applied Industrial Technologies Inc.(3)	0.44%	0.34%	0.31%	0.25%

Ecolab Inc.(4)	0.26	0.29	0.33	0.27

Lawson Products Inc.(5)	0.29	0.20	0.18	0.16

MSC Industrial Direct Inc.(6)	0.16	0.16	0.16	0.19

W.W. Grainger Inc.(7)	0.62	0.55	0.57	0.62

Wesco International Inc.(8)	0.61	0.64	0.55	0.52

National Service Industries Inc.(9)	0.42	0.42	0.45	0.44

Ranger(10)	0.30%	0.29%	0.30%	0.27%

(1)	Float represents shares outstanding, less holdings by any insiders, officer, management and director and other 5 percent holders.

(2)	Average daily turnover equals average daily trading volume/float.

(3)	Float limited by 5 percent holders: National Rural Electric, AIT retirement savings plans, Dimensional Fund Advisors.

(4)	Float limited by 5 percent holders: Fidelity Management & Research Company.

(5)	Float limited by 5 percent holder: Dimensional Fund Advisors.

(6)	Float limited by 5 percent holders: T. Rowe Price Associates, Inc., Waddell & Reed Financial, Inc. Lord Abbett & Co., Capital Research and Management Co., and Reich & Tang Asset Management.

(7)	Float limited by 5 percent holder: Massachusetts Financial Services Company.

(8)	Float limited by 5 percent holders: Cypress Merchant Banking Partners L.P., Cypress Offshore Partners L.P., Chase Equity Associates, and Co-Investment Partners.

(9)	Float limited by 5 percent holders: MSDW & Company, and Shapiro Capital Management Co.

(10)	Float limited by 5 percent holder: Dimensional Fund Advisors.

Analysis of selected precedent transactions	Appendix II

Appendix II

Analysis of selected precedent transactions

Analysis of selected precedent transactions	Appendix II

Analysis of selected precedent transactions

Precedent transaction valuations include a control premium.

		% of		Equity	Aggregate
Date		seller	Consideration/	purchase	purchase
ann.	Target/acquiror	acquired	accounting	price	price

08/03/00	Sybron Chemicals Inc./	100.0%	Cash purchase	$218,358	$334,595

	Bayer AG

07/20/00	Westburne, Inc./	100.0	Cash purchase	671,160	727,806

	Rexel S.A.

07/20/00	JLK Direct Distribution,	100.0	Cash purchase	215,910	212,296

	Inc.(1)

	Kennametal, Inc.

07/10/00	Barnett, Inc./	100.0	Cash purchase	225,854	249,151

	Wilmar Industries, Inc

12/23/99	Wilmar Industries, Inc./	100.0	Cash purchase	233,042	207,456

	Investor Group

11/15/99	Vallen Corp./	100.0	Cash purchase	190,882	206,298

	Hegemeyer NV

11/15/99	JA Sexauer, Inc. (Dyson	100.0	Cash purchase	85,000	85,000

	Kissner)/

	Wilmar Industries, Inc

11/01/99	Tristar Aerospace Co/	100.0	Cash purchase	187,372	287,304

	Allied Signal, Inc

06/15/99	Calgon	100.0	Cash purchase	NA	406,000

	Corporation(2)

	/Suez Lyonnaise des

	Eaux SA

10/15/98	BetzDearborn Inc./	100.0	Cash purchase	2,144,520	2,807,920

	Hercules Inc

09/11/98	Bruckner Supply	100.0	Cash/debt/ purchase	99,100	102,600

	Company, Inc./

	WESCO Distribution, Inc

15/18/98	Safety-Kleen/	100.0	Cash/stock/debt/	2,000,000	2,182,542

	Laidlaw Environmental		purchase

08/11/97	National Sanitary	100.0	Cash purchase	131,666	148,649

	Supply Co./

	Uniscource Worldwide

			Mean	$533,572	$612,124

			Median	215,910	249,151

			High	2,144,520	2,807,920

			Low	85,000	85,000

[Additional columns below]

[Continued from above table, first column(s) repeated]

				Equity
	Aggregate purchase			purchases price
	price as a multiple of:			as a multiple of:		Premium to market

Date	LTM	LTM	LTM	LTM	Book	Day	4 weeks
ann.	revenue	EBTIDA	EBIT	Net inc.	value	prior	prior

08/03/00	1.2x	8.2x	11.9x	27.7x	2.9x	16.7%	40.0%

07/20/00	0.4	7.8	9.5	14.6	2.5	14.0	20.7

07/20/00	0.4	5.7	7.5	12.4	0.9	37.3	26.1

07/10/00	9.0	7.6	9.2	15.4	2.1	25.2	34.9

12/23/99	1.0	8.6	9.5	17.6	2.3	30.4	21.7

11/15/99	0.5	8.6	10.8	15.9	1.8	26.6	83.5

11/15/99	1.1	8.3	9.0	16.2	7.1	N.A	N.A

11/01/99	1.4	8.3	8.7	12.0	2.8	43.4	65.2

06/15/99	1.4	10.3	18.5	N.M	N.M	Subsidiary	Subsidiary

10/15/98	2.2	10.7	15.8	24.8	4.7	0.7	8.0

09/11/98	0.5	7.5	7.6	11.7	N.A	Private	Private

15/18/98	2.1	10.7	17.8	29.9	3.6	17.4	10.2

08/11/97	0.5	10.5	15.9	28.0	2.0	4.3	52.7

Mean	1.0	8.7	11.7	18.9	3.0	21.6%	36.3%

Median	1.0	8.3	9.5	15.9	2.3	16.7	21.7

High	2.2	10.7	18.5	29.9	7.1	43.4	83.5

Low	0.4	5.7	7.5	11.7	0.9	0.7	8.0

Note: All revenues, operating expenses and EPS figures have been restated to exclude extraordinary charges/credits and discontinued operations. Any extraordinary credits/charges have been tax effected according to the respective home country tax rate.

(1)	Equity Purchase Price reflects value of JLK Direct Distribution’s Class A and B common shares multiplied by the offer price.

(2)	Calgon was a subsidiary of Imerys SA (Formerly Imetal SA).

Analysis of premiums paid in going private transactions	Appendix III

Appendix III

Analysis of premiums paid in going private transactions

Analysis of premiums paid in going private transactions	Appendix III

Going private analysis

Deals where 20 – 50 percent interest being is acquired

							Final
							offer's
					Amended offer		prem.
							over
Date	Date	Target	Tran.	%	Initial	Final	initial
ann.	effective	acquiror	value	acquired	offer	offer	offer

05/27/96	02/16/97	SyStemix Inc. (Novartis AG)	107.6	26.80%	$17.00	$19.50	14.7%

		Novartis AG

08/08/96	09/17/96	Roto-Rooter Inc. (Chemed Corp.)	93.6	45.06	35.43	41.00	15.7

		Chemed Corp.

11/27/96	03/27/97	Central Tractor Farm & Country	56.7	38.75	14.00	14.25	1.8

		JW Childs Equity Partners LP

01/13/97	09/02/97	Zurich Reinsurance Centre	319.0	34.00	36.00	39.50	9.7

		Zurich Versicherungs GmbH

01/28/97	05/21/97	Calgene Inc. (Monsanto Co.)	242.6	43.67	7.25	8.00	10.3

		Monsanto Co.

02/18/97	07/01/98	Contour Medical (Retirement)	55.2	34.70	8.50	8.50	0.0

		Sun Healthcare Group Inc.

02/20/97	12/09/97	NHP Inc. (Apartment Investment)	114.5	44.90	20.00	25.88	29.4

		Apartment Investment & Mgmt. Co.

06/02/97	07/15/97	Acordia Inc. (Anthem Inc.)	193.2	33.20	40.00	40.00	0.0

		Anthem Inc.

06/03/97	01/15/98	Faulding Inc. (FH Faulding & Co.)	77.3	38.00	11.00	13.50	22.7

		FH Faulding & Co. Ltd.

09/18/97	12/16/97	Guaranty National Corp	117.2	22.70	27.20	36.00	32.4

		Orion Capital Corp.

01/22/98	09/29/98	BT Office Products Int'l Inc	138.1	30.0	10.50	13.75	31.0

		Koninklijke KNP BT NV

04/30/98	11/02/98	Mycogen Corp. (Dow AgroSciences)	379.3	31.7	20.50	28.00	36.6

		Dow AgroSciences (Dow Chemical)

10/22/98	04/29/99	BA Merchant Svcs. (BankAmerica)	339.4	32.8	15.50	20.50	32.3

		Bank of America National Trust

07/24/00	01/12/01	Phoenix Investment Partners	497.9	41.0	12.50	15.75	26.0

		Phoenix Home Life Mutual

03/24/99	11/04/99	Knoll Inc. (Warburg, Pincus)	490.8	41.8	25.00	28.00	12.0

		Warburg, Pincus Ventures Inc.

03/17/98	07/31/98	BET Holdings Inc	462.3	42.1	48.00	63.00	31.3

		Investor Group

09/23/98	12/17/98	J&L Specialty Steel Inc	115.0	46.5	5.75	6.38	10.9

		Usinor SA

01/19/00	02/09/00	Trigen Energy Corp	159.2	47.3	23.50	23.50	0.0

		Elyo (Suez Lyonnaise des Eaux)

04/24/00	07/17/00	Cherry Corp	144.0	48.9	18.75	26.40	40.8

		Investor Group

10/27/00	03/19/01	Azurix Corp	330.1	33.1	7.00	8.38	19.7

		Enron Corp.

12/22/00	03/15/01	Delco Remy International, Inc	109.3	38.20	8.00	9.50	18.8

		Citicorp Venture Capital Ltd.

12/22/00	Pending	Chromcraft Revington Inc	58.7	40.06	10.30	NA	NA

		Citicorp Venture Capital Ltd.

		Median	$144.0	38.2%			18.8%

		Mean	216.0	37.9			18.9

[Additional columns below]

[Continued from above table, first column(s) repeated]

				Initial offer's premium			Final offer's premium
	Price of the target prior to			over price prior to			over price prior to
	initial announcement			initial announcement			initial announcement

Date
ann.	1 day	1 week	4 weeks	1 day	1 week	4 weeks	1 day	1 week	4 weeks

05/27/96	$18.63	$11.50	$12.25	(8.7%)	47.8%	38.8%	4.7%	69.6%	59.2%

08/08/96	36.50	36.50	36.88	(2.9)	(2.9)	(3.9)	12.3	12.3	11.2

11/27/96	12.13	12.13	12.00	15.5	15.5	16.7	17.5	17.5	18.8

01/13/97	30.75	30.38	32.25	17.1	18.5	11.6	28.5	30.0	22.5

01/28/97	4.94	5.00	5.00	46.8	45.0	45.0	62.0	60.0	60.0

02/18/97	7.00	5.75	5.38	21.4	47.8	58.1	21.4	47.8	58.1

02/20/97	15.38	15.75	16.88	30.1	27.0	18.5	68.3	64.3	53.4

06/02/97	35.50	35.88	31.75	12.7	11.5	26.0	12.7	11.5	26.0

06/03/97	10.75	11.00	9.25	2.3	0.0	18.9	25.6	22.7	45.9

09/18/97	32.50	29.06	28.19	(16.3)	(6.4)	(3.5)	10.8	23.9	27.7

01/22/98	10.38	7.69	7.75	1.2	36.6	35.5	32.5	78.9	77.4

04/30/98	19.75	20.00	18.38	3.8	2.5	11.6	41.8	40.0	52.4

10/22/98	13.94	13.13	14.44	11.2	18.1	7.4	47.1	56.2	42.0

07/24/00	10.94	11.25	9.69	14.3	11.1	29.0	44.0	40.0	62.6

03/24/99	15.25	18.44	18.63	63.9	35.6	34.2	83.6	51.8	50.3

03/17/98	41.00	39.75	39.81	17.1	20.8	20.6	53.7	58.5	58.2

09/23/98	3.19	3.00	4.63	80.4	91.7	24.3	100.0	112.5	37.8

01/19/00	17.00	16.50	17.81	38.2	42.4	31.9	38.2	42.4	31.9

04/24/00	13.00	12.63	15.50	44.2	48.5	21.0	103.1	109.1	70.3

10/27/00	3.56	3.56	3.58	96.5	96.5	95.4	135.1	135.1	133.8

12/22/00	5.44	6.00	7.06	47.1	33.3	13.3	74.7	58.3	34.5

12/22/00	6.81	7.06	8.00	51.2	45.8	28.8	NA	NA	NA

				17.1%	27.0%	21.0%	41.8%	51.8%	50.3%

				25.5	30.5	26.3	48.4	54.4	49.2

Note: Summary mean/median statistics exclude the CVC-Chromcraft transaction.
Source: Securities Data Corporation. Transactions exceeding US$50m.

Going private issues and considerations	Appendix IV

Appendix IV

Going private issues and considerations

Going private issues and considerations	Appendix IV

Going private issues

The following discussion is in the context of going private transactions negotiated pursuant to a merger agreement

Some of the issues that make a going private transaction different from an acquisition by an unaffiliated buyer include:

•	The buyer is presumed to have conflicting obligations – it typically is represented on the company’s board, but, as a buyer, has an interest in paying no more than necessary to buy out the public

•	If the buyer is a controlling shareholder, the applicable legal test in Delaware is a test of “entire fairness” rather than the normal business judgement rule test

•	Because of the buyer’s conflicting interests and the heightened legal standard, going private transactions tend to attract shareholder litigation

•	To make the transaction as arm’s length as possible, the company’s board of directors typically appoints a Special Committee of outside directors to review the acquisition proposal, negotiate with the buyer and make recommendations to the full board. The Special Committee appoints its own financial and legal advisors, at the company’s expense

•	Under Delaware case law, the negotiation of a transaction by a Special Committee helps satisfy the more stringent “entire fairness” test and shift the burden of proof in shareholder litigation to the plaintiff

Going private issues and considerations	Appendix IV

General transaction considerations

A firm understanding of the business and legal issues is critical to the successful completion of a “going private” transaction. Following is an outline of topics to be considered at the preliminary stages of a potential 13e(3) transaction

Consideration	•	Cash vs. all or part securities

	•	Amount

	•	Percentage premium over market

	•	As Buyer has a controlling block, Buyer can make clear its block is not for sale, so that the only question is the value of the public’s minority position.

Tactics	•	Will Buyer offer its best price initially, or start somewhere reasonable and negotiate upwards? The latter may demonstrate more clearly that the Special Committee has effectively represented the interests of the public shareholders.

	•	When to announce Buyer’s proposal and the formation of the Special Committee? Buyer may want an early announcement if the market price of the Company’s shares is rising. See “Disclosure Issues.”

Accounting	•	Accounting treatment of ownership

	•	Creation of goodwill

Taxation	•	Capital gains recognition

Going private issues and considerations	Appendix IV

General transaction considerations (continued)

Structure and acquisition process	•	Merger only, vs. merger that has tender offer as first step

	•	Tender offer route is quicker; no need for SEC review of tender offer; if enough stock is tendered there could be short-form merger, without the need for a meeting of shareholders

	•	No appraisal rights for all holders that tender shares

	•	No fiduciary duty to offer a fair price in a tender offer; but duty to make disclosure of all material information

	•	Under the Delaware case law, if there is adequate disclosure to the public shareholders, conditioning a merger on approval by a majority of the publicly held shares will shift to the plaintiff the burden of showing that the transaction is not entirely fair.

Financing	•	What would be the cost of the transaction? How is the transaction to be financed? If the real credit is that of the Company, are there any fraudulent conveyance or state law dividend issues?

Disclosure issues	•	Appointment of special committee

	•	Timing of disclosure of offer/likely impact on market price of Company shares

	•	Disclosure issues in the tender offer or merger proxy statement (Examples: projections; background of transaction; alternatives considered; any material undisclosed positive information about the Company.)

Going private issues and considerations	Appendix IV

The Rule 13e(3) transaction summary filing requirement

Purpose	•	In a going private transaction, especially in which the Investment Group includes corporate insiders or existing shareholders, issues arise as to the “fairness” of the transaction with regard to the corporation’s outside shareholders. The filing requirement in Section 13e(3) is designed to mitigate this risk by providing for full disclosure of all relevant aspects of the transaction.

Material requirements	•	Section 13e(3) requires the filing of seventeen items detailing all relevant aspects of the transaction. These items range from Issuer and Investment Group background to details of the transaction regarding terms, purpose, and fairness as concluded by financial and legal advisors.

	•	All materials prepared as part of the going private proposal and negotiation, including valuation calculations and materials prepared by investment bankers, must be included.

Going private issues and considerations	Appendix IV

Company preparatory materials

Although there are no legal requirements as to the extent of preparatory materials Management should assemble upon its approach to the Board of Directors, certain anticipated concerns should be addressed before initial contact is made

Initial offering price	•	A preliminary valuation may be conducted to provide a reasonable justification for the initial offering price. However, any such materials would have to be submitted to the Securities and Exchange Commission as part of the Section 13(e)(3) filing.

Availability of financing	•	Although an initial bid could be offered ‘subject to financing’, a bid submitted with a letter of commitment would likely be viewed as more credible.

Investment group	•	Any need for additional equity capital should be identified.

	•	Also, the identity of those constituting the Management will likely be requested.

Business plan	•	The Board will be interested in Management’s underlying intentions following the proposed transaction.

	•	Will the company remain an on-going concern, or is there a subsequent transaction planned?

	•	If the former is contemplated, how will the business benefit from a private ownership structure?

Going private issues and considerations	Appendix IV

The working group

The large shareholder(s) (“Management”)	•	If Management ownership clearly constitutes control, the public shareholders cannot sell control and receive a control premium. Other considerations include the availability of the Management to block a competing proposal because of a charter or statutory supermajority requirement. The existence of any voting trust or standstill agreement needs to be analyzed.

	•	The Management’s objective, business purpose and timing of an offer need to be clearly articulated.

	•	The fact that the Management is not a seller of its own holdings is a critical consideration.

The outside directors/special committee	•	Independent directors

	•	Function of Special Committee: To look out for interest of public shareholders; to provide an unbiased evaluation of the transaction with regard to the shareholders

	•	Discussions to date with the outside directors

Advisors to Management	•	Financial advisor

	•	Legal advisor

Advisors to Special Committee	•	Special Committee – not Management – should choose the advisors to the Special Committee

	•	Financial advisor

	•	Legal advisor

Going private issues and considerations	Appendix IV

Special Committee – its duties and advisors

Special Committee’s charter (i.e., its authorization in resolutions adopted by the full board.)	•	In Delaware cases, a merger with a controlling shareholder must be shown to be entirely fair to the public shareholders, but the burden shifts to the plaintiff to show that the transaction was not entirely fair if the transaction is negotiated by a special committee of independent directors that has the freedom to negotiate at arm’s length and does so.

	•	Is the Special Committee also to have power to explore alternatives? Is that realistic, given Buyer’s stockholdings? Is Buyer a seller, or only a buyer?

	•	Ability to hire own advisors at Company’s expense

	•	Compensation and indemnification of Committee members

Record of meetings and careful consideration	•	Attendance; sufficient number of meetings; familiarization with the Company’s business

The committee’s financial advisor	•	Due diligence

	•	Fairness opinion

Valuation	•	Trading history

	•	Comparables

	•	Relevant transactions

	•	Forecasts

	•	Reasons for changes in company or sector valuation

Going private issues and considerations	Appendix IV

Potential litigation issues

The possibility of litigation	•	Given conflicting interests between Buyer and the public stockholders, shareholder litigation is typical in going private cases. Shareholders may allege that Buyer has breached a fiduciary duty (if the transaction is a merger) or has made inadequate disclosure. In the case of a merger, shareholders may also seek appraisal.

	•	In Delaware, the case law does not require a business purpose; there would be appraisal rights in a cash merger, if a holder tenders shares or in a merger in which shareholders would receive shares of a public company.

	•	Shareholders who sell their shares in a tender offer would not have appraisal rights. In a tender offer, Ranger is likely to owe the public shareholders full fiduciary duties, and would have to disclose all material information.